UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2011 (June 24, 2011)

GENESIS ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 24, 2011, GEL Marine, LLC, a wholly-owned subsidiary of Genesis Energy, L.P. entered into a purchase and sale agreement (the “Purchase Agreement”) to acquire for approximately $142 million the black oil barge transportation business of Florida Marine Transporters, Inc. and its affiliates (“FMT”) (the “Acquisition”).  That business is primarily comprised of 30 barges (7 of which will be sub-leased under similar terms of an existing FMT lease) and 14 push/tow boats which transport heavy refined petroleum products, primarily serving refineries and storage terminals along the Gulf Coast, Intracoastal Canal and western river systems of the United States, including the Red, Ouachita and Mississippi Rivers.

Genesis Marine and FMT have made customary representations, warranties and covenants in the Purchase Agreement and the completion of the Acquisition is subject to the satisfaction or waiver of customary conditions, including  the expiration or early termination of any required waiting period under the Hart-Scott-Rodino Act.  The purchase price is subject to customary adjustments.  The Purchase Agreement is subject to termination by either Genesis Marine or FMT for various reasons, including their mutual written consent and the failure of the Acquisition to be consummated on or before September 30, 2011. Certain affiliates of the purchaser and the sellers have guaranteed their respective obligations under the Purchase Agreement and the obligations of their affiliates under the related transaction agreements.

The foregoing summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.  The representations and warranties of Genesis Marine in the Purchase Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of FMT and the other sellers party thereto.  The Purchase Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about Genesis and its subsidiaries. The representations and warranties made by Genesis Marine in the Purchase Agreement may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 7.01.  Regulation FD Disclosure

A copy of the press release issued to announce the execution of the Purchase Agreement is included as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01.  Financial Statements and Exhibits

 (d)  Exhibits

  The following materials are filed as exhibits to this Current Report on Form 8-K.

  Exhibits.

2.1*
Purchase and Sale Agreement (the “Purchase Agreement”), dated June [24], 2011, by and among by and among Florida Marine Transporters, Inc., FMT Heavy Oil Transportation, LLC, FMT Industries, L.L.C., JAR Assets Inc., Pasentine Family Enterprises, LLC, PBC Management, Inc. and GEL Marine, LLC.

99.1	Genesis Energy, L.P. press release, dated June 27, 2011.

99.2	List of exhibits and schedules to the Purchase Agreement.

*
A list of all the exhibits and schedules are included under Exhibit 99.2, filed herewith.  Pursuant to Item 601(b)(2) of Regulation S-K, the registrant agrees to furnish supplementally a copy of any such omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P., by

GENESIS ENERGY, LLC, its sole general partner

Date: June 30, 2011	By:	/s/	ROBERT V. DEERE
Robert V. Deere
Chief Financial Officer